Exhibit 3.125

State of Delaware Secretary of State Division of Corporations Delivered 12:59 PM 08/21/2009 FILED 11:59 AM 08/21/2009 SRV 090797457 – 4722832 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is

Acadia Village, LLC

Second: The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington

Zip code 19801. The name of its Registered agent at such address is The Corporation Trust Company

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is                                          .”)

Fourth: (Insert any other matters the members determine to include herein.)

N/A

In Witness Whereof, the undersigned have executed this Certificate of Formation this 21 day of August, 2009.

By:

Authorized Person(s)

Name:	Trey Carter, Pres

State of Delaware Secretary of State Division of Corporations Delivered 12:30 PM 03/09/2011 FILED 12:27 PM 03/09/2011 SRV 110278152 – 4722832 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1.	The name of the company is	Acadia Village, LLC

2.	The Certificate of Formation of the company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:

National Registered Agents, Inc.
160 Greentree Drive, Suite 101 Dover, Delaware 19904 County of Kent

Executed on March 1, 2011

Name:	Danny Carpenter
Title:	Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 04:09 PM 01/22/2013 FILED 03:50 PM 01/22/2013 SRV 130075665 – 4722832 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:	Acadia Village, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

1. The name of the limited liability company is: Village Behavioral Health, LLC (the “LLC”).

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 17th day of January, A.D. 2013.

By:

Authorized Person(s)

Name:	Christopher L. Howard, VP

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